SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2018

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in its Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9201 E. Dry Creek Road, Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03.          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Amended and Restated Credit Agreement

On December 14, 2018, Arrow Electronics, Inc. (the “Company”) and certain of the Company’s subsidiaries, as borrowers, entered into an Amended and Restated Credit Agreement with the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), which amends the Company’s existing credit facility dated as of December 23, 2016.  The Credit Agreement provides for extensions of credit in the aggregate amount of up to $2,000,000,000 consisting of revolving credit facilities and letters of credit.

Interest and fees under the Credit Agreement will generally be payable at least on a quarterly basis and the applicable margins and fees are determined based on the actual or implied senior unsecured debt ratings of the Company in effect from time to time by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group or Fitch Ratings, Inc.

The Company and certain of its U.S. and non-U.S. subsidiaries may be borrowers under the Credit Agreement.  Loans may be made, and letters of credit may be issued, under the Credit Agreement in U.S. Dollars, British Pounds Sterling, Euros and other specified currencies.  The Company’s obligations are guaranteed by certain of the Company’s domestic subsidiaries.  The obligations of any subsidiary borrowers are guaranteed by the Company.

The Credit Agreement contains a number of covenants, including, among other things, the requirement to comply with various financial ratios and tests, restrictions on the Company’s and certain of its subsidiaries’ ability to incur liens; merge or consolidate with other companies; enter into agreements that limit its or its subsidiaries’ ability to incur liens or its subsidiaries’ ability pay dividends; restrictions on the ability to make certain acquisitions; and restrictions on the ability of the Company’s subsidiaries to incur indebtedness.

The Credit Agreement will mature on December 14, 2023 and the maturity may be accelerated upon the occurrence and during the continuation of an event of default.  Events of default under the Credit Agreement include the failure to pay principal or interest when due; the breach of any representation or warranty; covenant defaults; insolvency of the Company or certain subsidiaries; imposition of certain judgments; certain events relating to the Employee Retirement Income Security Act of 1974 (as amended); a change in control (with respect to Company’s board of directors or the ownership of the Company’s shares); impairment of loan documentation or any guarantees; and cross-defaults to certain other indebtedness.

ITEM 8.01.          OTHER EVENTS.

Press Release

On December 18, 2018, the Company issued a press release regarding the execution of the Credit Agreement.  A copy of the press release is filed hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits

Exhibit Number	Description of Document

99.1	Press Release, issued December 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: December 18, 2018	By:	/s/ Gregory Tarpinian
	Name:	Gregory Tarpinian
	Title:	Senior Vice President and Chief Legal Officer